UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2010

Nu Horizons Electronics Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2010, Nu Horizons Electronics Corp. (the “Company”) entered into a Settlement Agreement with Lazar, Levine & Felix, LLP (“LLF”), Nazeleen Sataur, Amiram Bielory, Michael Dinkes, and ParenteBeard LLC  (collectively “the LLF Parties”). Pursuant to the Settlement Agreement, the LLF Parties shall cause to be paid to the Company, on or before October 4, 2010, an aggregate one million nine hundred thousand dollars ($1.9 million), upon which payment the Company and the LLF Parties release one another from claims related to the arbitration proceeding commenced by the Company against the LLF Parties.

LLF previously served as the Company’s independent public accounting firm until January 4, 2008. Ms. Sataur and Messrs. Bielory and Dinkes are former partners of LLF.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Settlement Agreement among Nu Horizons Electronics Corp., Lazar, Levine & Felix, LLP, Nazeleen Sataur, Amiram Bielory, Michael Dinkes, and ParenteBeard LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp.
(Registrant)

Date: September 15, 2010	By:	/s/ Kurt Freudenberg
	Name:	Kurt Freudenberg
	Title:	Executive Vice President - Finance

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